UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

SIX FLAGS ENTERTAINMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8701 Red Oak Blvd.,
Charlotte, North Carolina 28217
(Address of principal executive offices) (Zip Code)

(704) 414-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2026, Six Flags Entertainment Corporation (the “Company”) announced Tim Fisher’s departure from the role of Chief Operating Officer of the Company, effective July 15, 2026. Mr. Fisher will remain with the Company through December 15, 2026 in the role of Special Advisor to the Chief Executive Officer, as contemplated in his previously disclosed employment agreement amendment with the Company dated June 25, 2026.

On July 2, 2026, the Company also announced the appointment of Mark Pauls as Chief Operating Officer of the Company, effective July 15, 2026. Mr. Pauls, age 63, has served from December 2025 to the present as Senior Vice President of Operations at Herschend Family Entertainment. As Senior Vice President of Operations, Mr. Pauls was responsible for the coordination of operations, retail, food and beverage, engineering and maintenance, workforce management, and entertainment events for Herschend’s regional amusement parks. From October 2023 to December 2025, Mr. Pauls was Vice President of Operations at Palace Entertainment, which was acquired by Herschend in May 2025. From June 2020 to October 2023, Mr. Pauls was General Manager at Kennywood Amusement Park for Palace Entertainment. Prior to 2020, Mr. Pauls was President of Sea World Orlando and Aquatica, where he led all park operations including human resources, finance, operations, merchandise, culinary, marketing, and park entertainment. Mr. Pauls held corporate and park operating leadership positions with SeaWorld Parks and Entertainment and its affiliated company, Busch Gardens, from 1985 to 2019.

In connection with Mr. Pauls’ appointment, on July 1, 2026, the Company entered into an employment agreement with Mr. Pauls, effective July 15, 2026, for a period of three years (the “Initial Term”) subject to automatic renewal for successive one-year periods thereafter. Mr. Pauls’ employment agreement provides for, among other things, an initial base salary of $600,000 per year, subject to annual review by the Board for possible increase, as well as participation in the Company’s annual incentive program at a target rate of 90% of his base salary. Mr. Pauls will be eligible for a pro-rated annual incentive award for fiscal year 2026 based on his partial year of service. Mr. Pauls will also receive a one-time signing bonus of $39,000 to be payable following his start date with the Company. The employment agreement also provides that Mr. Pauls will receive an annual equity grant of restricted stock units under the Company’s 2024 Omnibus Incentive Plan (the “Stock Incentive Plan”) during the term of the employment agreement with a target value of $1,560,000 on the date of grant, with the terms and conditions of awards to be determined by the Board. Mr. Pauls will participate in benefit plans on the same basis as other senior executives, including medical, disability, life, 401(k) and deferred compensation plans.

In the event of involuntary termination by the Company without Cause or by Mr. Pauls for Good Reason (each as defined in the employment agreement), Mr. Pauls would be entitled to (i) a cash payment equal to two times the sum of his base salary and target annual incentive award, payable in installments, (ii) any unpaid annual incentive award for the year prior to the year of termination, (iii) a pro-rata annual incentive award for the year in which termination occurs, (iv) reimbursement or cash payment equal to the cost of participation in the Company’s group medical plans for 18 months, and (v) any outstanding equity awards that are scheduled to vest within the 18-month period following termination shall become fully vested with performance-based awards subject to achieving performance goals. In the event that an involuntary termination occurs within 18 months following a Change in Control (as defined in the employment agreement), Mr. Pauls is entitled to generally the same severance payments and benefits as described above, except that all outstanding equity awards under the Stock Incentive Plan shall become fully vested, with performance-based awards deemed to be vested at target. All severance payments and benefits under the employment agreement are subject to Mr. Pauls signing a release of claims against the Company.

Under the terms of the employment agreement, Mr. Pauls is subject to restrictive covenants, during and for specified periods following termination of employment, relating to non-solicitation of employees of the Company for two years following termination, as well as confidentiality restrictions and a non-disparagement covenant.

Mr. Pauls has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Pauls and any other person pursuant to which he was selected as executive of the Company. There are no transactions between Mr. Pauls and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the executed version of such agreement, a copy of which is to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 7.01.    Regulation FD Disclosure.

On July 2, 2026, the Company issued a press release announcing the matters disclosed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description
99.1	Press Release, dated July 2, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date:	July 2, 2026	By:	/s/ Christopher L. Bennett
Christopher L. Bennett Chief Legal and Compliance Officer and Secretary